UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2021

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	SWKH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

As previously disclosed, SWK Holdings Corporation (the “Company”) entered into a Rights Agreement dated April 8, 2019, with Computershare Trust Company, N.A., as Rights Agent (as subsequently amended, the “Rights Agreement”), pursuant to which the Company distributed one preferred share purchase right (each, a “Right”) in respect of each share of the Company’s common stock. Subject to the terms and conditions of the Rights Agreement, including certain exceptions set forth in the Rights Agreement, the Rights will become exercisable if a person becomes an Acquiring Person by acquiring 4.9% or more (but less than 50%) of the Company’s then-outstanding shares of common stock without the prior approval of the Company’s Board of Directors (the “Board”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Rights Agreement.

On March 4, 2021, the Company announced that the Board had determined that J. Carlo Cannell and Cannell Capital LLC (collectively, “Cannell”) was an “Exempt Person” (and not deemed to be an “Acquiring Person”) under the Rights Agreement based on Cannell’s ownership as of such date.

Upon the subsequent request of Cannell, the Board granted approval for Cannell and certain of its affiliates (together, the “Cannell Capital Funds”) to acquire additional shares of the Company’s common stock to increase their collective Beneficial Ownership in the Company up to a maximum of 9.9% of the total number of shares of the Company’s then-outstanding shares of common stock, without becoming deemed an “Acquiring Person” under the Rights Agreement and triggering the exercisability of the Rights. This determination that the Cannell Capital Funds would be an “Exempt Person” (and not be deemed an “Acquiring Person”) under the Rights Agreement is conditioned on the Cannell Capital Funds entering into, and continuing to comply with, the terms of a standstill agreement (the “Standstill Agreement”). The Standstill Agreement provides that the Cannell Capital Funds will limit their aggregate Beneficial Ownership of the Company’s common stock to 9.9% or less of the then-outstanding shares of common stock, and no individual affiliate of Cannell Capital LLC will own or have certain economic ownership interests in 5.0% or more of the Company’s capital stock. The Standstill Agreement also contains certain representations and covenants relating to Cannell’s manner of ownership.

The foregoing description of the Standstill Agreement is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Standstill Agreement, dated June 4, 2021, among SWK Holdings Corporation, Cannell Capital LLC and the other related persons that are parties thereto.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

Date: June 4, 2021

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